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Exhibit 99.1

Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-7448

PRESS RELEASE
MAGNA ENTERTAINMENT CORP. ANNOUNCES DISPOSAL OF
TWO NON-CORE REAL ESTATE PROPERTIES

February 7, 2007, Aurora, Ontario, Canada... Magna Entertainment Corp. ("MEC") (NASDAQ: MECA; TSX: MEC.A) announced today that MI Developments Inc. ("MID"), its parent company, has acquired all of MEC's interests and rights in two non-core real estate properties, a 34 acre parcel of residential development land in Aurora, Ontario and a 64 acre parcel of excess land at Laurel Park in Howard County, Maryland, in return for cash consideration of Cdn.$12 million and U.S.$20 million, respectively. In addition, MEC has been granted a profit participation right in respect of each real estate property under which it is entitled to receive 15% of net proceeds from any sale or development of the property after MID achieves a 15% internal rate of return.

Blake Tohana, Executive Vice-President and Chief Financial Officer of MEC, commented: "These transactions allow MEC to monetize two non-core real estate properties for net proceeds of approximately U.S.$30 million, which will be used to pay down debt. Also, this brings MEC's total consideration generated from asset sales over the past 16 months to approximately U.S.$400 million. MEC remains focused on pursuing further asset sales and debt reduction opportunities."

MEC's consideration of the real estate transactions was supervised by the Special Committee of MEC's board of directors, consisting of Jerry D. Campbell (Chairman), Louis E. Lataif and William J. Menear. The transactions were approved by MEC's board after a favorable recommendation of the Special Committee.

MEC is North America's largest owner and operator of horse racetracks, based on revenue. It develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates XpressBet®, a national Internet and telephone account wagering system, and Horse Racing TV™, a 24-hour horse racing television network, as well as MagnaBet™ internationally.

This press release contains "forward-looking statements" within the meaning of applicable securities legislation, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, among others, statements regarding the repayment of certain indebtedness with a portion of the proceeds from the sale of MEC's interest in non-core real estate.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management's good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control, that could cause actual events or results to differ materially from such forward-looking statements. Factors that could cause actual results to differ materially from our forward-looking statements include, but may not be limited to, material adverse changes: in general economic conditions, the popularity of racing and other gaming activities as recreational activities, the regulatory environment affecting the horse racing and gaming industries, and our ability to develop, execute or finance our strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that there will not be any material adverse changes: in general economic conditions, the popularity of horse racing and other gaming activities, the regulatory environment, and our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For more information contact:

Blake S. Tohana
Executive Vice-President and Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario L4G 7K1
905-726-7493

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PRESS RELEASE MAGNA ENTERTAINMENT CORP. ANNOUNCES DISPOSAL OF TWO NON-CORE REAL ESTATE PROPERTIES